EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   The Board of Directors
   Rio Salado Bancorp, Inc.:


   We consent to the use of our report dated January 22, 1993, with respect to the consolidated financial statements of Rio Salado Bancorp, Inc. as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ MCGLADREY & PULLEN

                                                MCGLADREY & PULLEN

   Phoenix, Arizona
   January 24, 1994